UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHAMPPS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3370491
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124

(Address of Principal Executive Offices) (Zip Code)

Champps Entertainment, Inc. 2003 Stock Option and Incentive Plan

(Full Title of the Plan)

William H. Baumhauer

Chairman, President and Chief Executive Officer

Champps Entertainment, Inc.

10375 Park Meadows Drive, Suite 560

Littleton, Colorado 80124

(303) 804-1333

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Jeffrey M. Knetsch

Brownstein Hyatt & Farber, P.C.

410 Seventeenth Street, 22nd Floor

Denver, Colorado 80202

(303) 223-1100

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Share[2]	Proposed Maximum Aggregate Offering Price[2]	Amount Of Registration Fee

Common Stock, par value $0.01 per share	1,250,000	$4.94	$6,004,904	$485.80

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares as may be required pursuant to the employee benefit plan described herein in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.
(2)	Pursuant to Rule 457(h) under the Securities Act, the offering price with respect to 186,900 shares of the Registrant's common stock, par value $0.01 per share (the “Common Stock”), to be purchased pursuant to the Plan is based on the exercise price of $4.94 per share for those shares. Pursuant to Rules 457(c) and (h) under the Securities Act, the offering price of the remaining 1,063,100 shares of the Registrant's Common Stock was estimated to be $4.78 per share, based upon the average of the high and low sales prices for the Registrant's Common Stock as reported on the Nasdaq National Market on July 1, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Champps Entertainment, Inc. (the “Registrant”) hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

(a) Annual Report on Form 10-K for the fiscal year ended June 30, 2002;

(b) The following reports filed since the end of the fiscal year ended June 30, 2002:

(1) Quarterly Report on Form 10-Q for the quarter ended September 29, 2002;

(2) Quarterly Report on Form 10-Q for the quarter ended December 29, 2002;

(3) Quarterly Report on Form 10-Q for the quarter ended March 30, 2003;

(4) Definitive Proxy Statement, as filed with the Commission on October 17, 2002;

(5) Definitive Proxy Statement, as filed with the Commission on April 29, 2003;

(6) Current Report on Form 8-K dated August 9, 2002;

(7) Current Report on Form 8-K dated September 19, 2002;

(8) Current Report on Form 8-K dated December 12, 2002;

(9) Current Report on Form 8-K dated December 16, 2002;

(10) Current Report on Form 8-K dated January 24, 2003;

(11) Current Report on Form 8-K dated April 23, 2003;

(12) Current Report on Form 8-K dated May 28, 2003; and

(13) Current Report on Form 8-K dated June 9, 2003; and

(c) The description of the Registrant’s Common Stock contained in its Registration Statement on Form 10, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. The Registrant’s bylaws include provisions to require the Registrant to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, including circumstances in which indemnification is otherwise discretionary; the bylaws further permit the Registrant to indemnify other officers, employees and agents as permitted by the DGCL. The Registrant has entered into indemnification agreements with each of its directors and officers to effect such indemnification obligations. In addition, the Registrant maintains directors’ and officers’ liability coverage to insure its indemnification of its directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. No dealer, salesman or any other person has been authorized in connection with this Offering to give any information or to make any representations other than those contained in this Registration Statement and, if given or made, such information or representations must not be relied upon as having been authorized by the Registrant. This Registration Statement does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Registration Statement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Registrant or the facts herein set forth since the date hereof.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit Number	Description of Exhibit
4.1	Certificate of Incorporation of the Registrant, incorporated herein by reference to the Registrant’s Registration Statement on Form 10 filed June 3, 1997, as amended.

4.2	By-laws of the Registrant, incorporated herein by reference to the Registrant’s Registration Statement on Form 10 filed June 3, 1997, as amended.

4.3	Champps Entertainment, Inc. 2003 Stock Option and Incentive Plan, incorporated herein by reference to the Registrant’s Definitive Proxy Statement, as filed with the Commission on April 29, 2003.

5.1	Opinion of Brownstein Hyatt & Farber, P.C. as to the legality of the securities being registered.

23.1	Consent of Brownstein Hyatt & Farber, P.C. (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on June 26, 2003.

CHAMPPS ENTERTAINMENT, INC.
(Registrant)

By:	/s/ WILLIAM H. BAUMHAUER
William H. Baumhauer Chairman, President and Chief Executive Officer

By:	/s/ FREDERICK J. DREIBHOLZ
Frederick J. Dreibholz Vice President, Treasurer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Frederick J. Dreibholz and Donna L. Depoian, acting together or singularly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, (i) to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the shares issuable pursuant to the Champps Entertainment, Inc. 2003 Stock Option and Incentive Plan and (ii) to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act. Each of the undersigned hereby ratifies and confirms all that each such attorney-in-fact or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Capacity	Date

/s/ WILLIAM H. BAUMHAUER William H. Baumhauer	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 26, 2003

/s/ FREDERICK J. DREIBHOLZ Frederick J. Dreibholz	Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	June 26, 2003

/s/ TIMOTHY R. BARAKETT Timothy R. Barakett	Director	June 26, 2003

/s/ STEPHEN F. EDWARDS Stephen F. Edwards	Director	June 26, 2003

/s/ JAMES GOODWIN James Goodwin	Director	June 26, 2003

/s/ MICHAEL P. O’DONNELL Michael P. O’Donnell	Director	June 28, 2003

Nathaniel Rothschild	Director	June , 2003

/s/ ALAN D. SCHWARTZ Alan D. Schwartz	Director	July 1, 2003

Charles G. Phillips	Director	June , 2003

/s/ IAN HAMILTON Ian Hamilton	Director	June 26, 2003